Exhibit 10.1

EXECUTION VERSION

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 26, 2023, by and among Rithm Capital Corp., a Delaware corporation (“Parent”), each of the persons listed under the heading “Stockholders” on the signature pages hereto (other than Parent, each, a “Stockholder” and collectively, the “Stockholders”), each a stockholder of Sculptor Capital Management, Inc., a Delaware corporation (the “Company”), and/or a unitholder of the Operating Partnerships (as defined below), and, solely for purposes of Article 6 hereto, each of the persons listed under the heading “Directors” on the signature pages hereto (each, a “Director”), each a director of the Company.

WHEREAS, as of the date hereof, each Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the Exchange Act) of the aggregate number of shares of Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share, of the Company (collectively, the “Company Common Stock”), as set forth opposite such Stockholder’s name on Exhibit A;

WHEREAS, on July 23, 2023, Parent, Sculptor Capital LP, a Delaware limited partnership and Subsidiary of the Company (“Capital LP”), Sculptor Capital Advisors LP, a Delaware limited partnership and Subsidiary of the Company (“Advisors LP”), Sculptor Capital Advisors II LP, a Delaware limited partnership and Subsidiary of the Company (“Advisors II LP” and, together with Capital LP and Advisors LP, the “Operating Partnerships”), Calder Sub, Inc., a Delaware corporation and Subsidiary of Parent (“Merger Sub Inc.”), Calder Sub I, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub I”), Calder Sub II, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub II”), and Calder Sub III, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub III” and collectively with Merger Sub I and Merger Sub II, the “LP Merger Subs” and collectively with Merger Sub Inc, the “Merger Subs”), and the Company, entered into an Agreement and Plan of Merger, dated as of July 23, 2023 (as amended by Amendment No. 1, dated as of October 12, 2023, and as it may be further amended, supplemented or otherwise modified from time to time, including in connection with Merger Agreement Amendment No. 2 (as defined below), the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, (i) Merger Sub Inc. will merge with and into the Company with the Company surviving the merger (the “Public Merger”), (ii) Merger Sub I will merge with and into Capital LP, with Capital LP surviving such merger as the surviving partnership, (iii) Merger Sub II will merge with and into Advisors LP, with Advisors LP surviving such merger as the surviving partnership, and (iv) Merger Sub III will merge with and into Advisors II LP, with Advisors II LP surviving such merger as the surviving partnership (together, the “LP Mergers”).  Unless otherwise indicated in this Agreement, capitalized words and phrases in this Agreement shall have the meanings set forth in the Merger Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties to the Merger Agreement entered into that certain Amendment No. 2 to Agreement and Plan of Merger (“Merger Agreement Amendment No. 2”), which, among other things, increased the Public Merger Consideration to $12.70 per share of Company Class A Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Subs and James Levin are entering into the Revised Amendment of Select Terms of the Partner Agreements (the “Revised Levin Agreement”);

WHEREAS, the adoption of the Merger Agreement and the approval of the Transactions, including, for the avoidance of doubt, the Public Merger, by the affirmative vote of the holders representing at least a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon in accordance with the General Corporation Law of the State of Delaware, voting together as a single class, is a condition to the consummation of the Mergers;

WHEREAS, the Stockholders hold Company Common Stock and/or Operating Partnership Units (together, the “Covered Securities”);

WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Stockholders have determined to vote in favor of the Public Merger and the other transactions contemplated in the Merger Agreement and in furtherance thereof have agreed to enter into this Agreement; and

WHEREAS, in order to induce Parent to enter into Merger Agreement Amendment No. 2 and the Guaranty to be entered into by and among the Stockholders, Parent and the other parties party thereto, substantially in the form attached hereto as Annex A (the “TRA Guaranty”), Parent has requested the Stockholders, and the Stockholders have agreed, to enter into this Agreement with respect to all Covered Securities, now or hereafter “beneficially owned” by the Stockholders.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

Voting Agreement

Section 1.01         Voting Agreement.  From the date hereof until the termination of this Agreement in accordance with Section 7.04, each Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Stockholder Meeting) of the stockholders of Company concerning proposals related to the Mergers, Merger Agreement, any Acquisition Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Common Stock owned (whether beneficially or of record) by each Stockholder as of the date hereof and any New Company Common Stock (as defined below) to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent in lieu of such meeting, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Common Stock (including any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement, in each case, to the extent such Stockholder has sole voting power over such purchased or acquired Company Common Stock (the “New Company Common Stock”)) owned (whether beneficially or of record) at such time by such Stockholder:

(a)          with respect to each meeting at which a vote of the Stockholders on the Company Stockholder Approval is requested (a “Merger Proposal”), in favor of such Merger Proposal and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b)          against any Acquisition Proposal or any other transaction, proposal, agreement or action that would or would reasonably be expected to (i) prevent or delay the consummation of the Transactions, including the Mergers, or (ii) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholders contained in this Agreement; and

(c)          in favor of any other matter (not otherwise inconsistent with Section 7.04) necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Mergers (clauses (a) through (c) of this Section 1.01, the “Required Votes”); provided that the Stockholders shall not be required to make any such Required Votes if the matter to be voted on (if approved) would reasonably be expected to result in a change that would give the Stockholders a right to terminate this Agreement pursuant to Section 7.04.

Section 1.02          Solicitation.  Subject to the second sentence of Section 4.04, each Stockholder further agrees that, until the termination of this Agreement, such Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with any proposal to approve any Acquisition Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal, or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal, other than to the extent that the Stockholders constitute such a group as of the date hereof and such group is composed solely of Stockholders.

ARTICLE 2

Representations and Warranties of the Stockholders

Each Stockholder, on behalf of himself, herself or itself, severally, but not jointly, represents and warrants to Parent that:

Section 2.01         Authorization.

(a)          Each Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder.  The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of his, her or its covenants and obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder (to the extent such Stockholder is not a natural person), and no additional proceedings or actions on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by such Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b)          This Agreement has been duly executed and delivered by each Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.  No consent of such Stockholder’s spouse (if a Stockholder is a natural person) is necessary under any community property or other applicable Laws for such Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02         Non-Contravention.  Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by such Stockholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Authority or any other person or entity, in connection with the execution, delivery and performance of this Agreement by such Stockholder.  The execution, delivery and performance by each Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, or (ii) result in the creation of any Lien upon the Covered Securities, except for such violations or Liens as would not reasonably be expected to prevent or delay the performance by such Stockholder of any of its obligations under this Agreement.

Section 2.03         Actions and Proceedings.  As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of each Stockholder, threatened against such Stockholder or any of his, her or its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the ability of such Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04         No Inconsistent Agreements.  Except for this Agreement, such Stockholder has not:

(a)          granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Covered Securities with respect to the matters set forth in Section 1.01; or

(b)          deposited any of his, her or its Covered Securities into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Covered Securities (or any other agreement or arrangement with respect to the voting of such Covered Securities).

Section 2.05         Ownership.  As of the date hereof, (a) each Stockholder owns only (whether beneficially or of record) those shares of Company Common Stock and Operating Partnership Units set forth opposite such Stockholder’s name on Exhibit A and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof will have at all times through the Closing) sole beneficial ownership, sole voting power (to the extent applicable) (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by the Merger Agreement or this Agreement, Liens applicable to the Covered Securities that may exist pursuant to securities Laws, under the Company’s organizational documents, customary Liens pursuant to the terms of any custody or similar agreement applicable to the Covered Securities held in brokerage accounts or Liens that would not prevent or reasonably be expected to prevent any of the Stockholders from voting the Covered Securities owned (whether beneficially or of record) by them in accordance with this Agreement or from complying with the other obligations under this Agreement (collectively, “Permitted Liens”)), (b) no person other than the Stockholders have any right to direct or approve the voting or disposition of any of the Covered Securities, and (c) the Stockholders have not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Covered Securities owned (whether beneficially or of record) by such Stockholder.

Section 2.06         Acknowledgement.  Each Stockholder understands and acknowledges that Parent is entering into Merger Agreement Amendment No. 2 and the TRA Guaranty in reliance upon such Stockholder’s execution, delivery and performance of this Agreement and the accuracy of the representations and warranties of such Stockholder contained herein.

Section 2.07         No Other Transactions.  Except as would not be material to Parent’s decision to enter into this Agreement, there are no other agreements, arrangements or understandings between any Stockholder or any of its Affiliates, on the one hand, and any other Person, on the other hand, relating to Parent, the Company, their respective Affiliates, directors, officers or employees or the Merger Agreement, this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby, which have not been made available to Parent.

ARTICLE 3

Representations and Warranties of Parent

Parent represents and warrants to the Stockholders that:

Section 3.01         Authorization.

(a)          Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder.  The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, and no additional proceedings or actions on the part of Parent are necessary to authorize the execution and delivery of this Agreement, the performance by Parent of its obligations hereunder, or the consummation of the transactions contemplated hereby.

(b)          This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02         Non-Contravention.  Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by Parent of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent from, any Governmental Authority or any other person or entity, in connection with the execution, delivery and performance of this Agreement by Parent.  The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Law.

Section 3.03         Actions and Proceedings.  As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the ability of Parent to fully perform its covenants and obligations pursuant to this Agreement, other than to the extent disclosed in the Proxy Statement.

Section 3.04         No Affiliate Transactions.  Except as disclosed in the Proxy Statement or other documents filed by the Company or Parent with the SEC or as would not be material to the Stockholders’ decision to enter into this Agreement, there are no other agreements, arrangements or understandings between Parent or any of its Affiliates or the Company or any of its Affiliates, on the one hand, and any named executive officer of the Company or any of its respective Affiliates on the other hand, or between Parent or any of its Affiliates on the one hand, and the Company or any of its Affiliates on the other hand, which have not been made available to Stockholder.

Section 3.05         Revised Levin Agreement.  Attached hereto as Exhibit B is a duly authorized and executed and true, complete and correct copy of the Revised Levin Agreement.

ARTICLE 4

Covenants of the Stockholders

Each Stockholder hereby covenants and agrees that:

Section 4.01         No Proxies for or Encumbrances on Covered Securities.  From the date hereof until the termination of this Agreement in accordance with Section 7.04, such Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) other than as set forth in Section 1.01, grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Securities or deposit any Covered Securities in a voting trust, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent such Stockholder from voting the Covered Securities owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02         No Transfer of Covered Securities.

(a)          During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 7.04, except as consented to in advance in writing by Parent, each Stockholder agrees not to, directly or indirectly, sell, transfer, assign, encumber, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise) (“Transfer”) the Covered Securities or any other securities exchangeable for, or convertible into, Covered Securities, other than to a Permitted Transferee (as defined below), or enter into any contract, option, hedging arrangement or other arrangement, commitment or understanding with respect to the direct or indirect Transfer of, any Covered Securities or any other securities exchangeable for, or convertible into, Covered Securities; provided that, a Transfer may be made to a Permitted Transferee; provided, further, that with respect to a Transfer made to a Permitted Transferee described in clause (i) through (viii) of the definition of “Permitted Transferee,” a Transfer may be made to such Permitted Transferee only if (A) such Permitted Transferee is party to this Agreement (other than a Director) or (B) (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides Parent with the ability to enforce the obligations of such Stockholder and the Permitted Transferee with respect to the Covered Securities (including causing the Covered Securities to vote in accordance with the Required Votes); and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Parent pursuant to Section 7.05.

(b)          From and after the date of this Agreement through the term of this Agreement, each Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Securities or any certificate or uncertificated interest representing any of such Stockholder’s Covered Securities, except as permitted by, and in accordance with, this Agreement.

(c)          Any attempted Transfer of Covered Securities in violation of this Section 4.02 shall be null and void.

(d)          A “Permitted Transferee” means, with respect to each Stockholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of such Stockholder (if such Stockholder is a natural person), (iii) any trust, the beneficiaries of which include only such Stockholder and his or her family members (including the persons named in clause (ii)) (if such Stockholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only such Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if such Stockholder is a natural person), (v) if such Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Covered Securities, (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, (vii) to any other party to this Agreement or any controlled Affiliate of such Stockholder, and (viii) in the event that such Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement.  For the avoidance of doubt, a Permitted Transferee may Transfer Covered Securities to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03         Additional Covered Securities.  Each Stockholder agrees that any Covered Securities (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Covered Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as the Covered Securities currently owned by such Stockholder (it being understood, for the avoidance of doubt, that any such New Covered Securities shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof).

Section 4.04         No Solicitation.  Each Stockholder hereby agrees that, during the term of this Agreement, such Stockholder shall comply with the obligations applicable to the Company’s Representatives under Section 6.02 of the Merger Agreement; provided that such Stockholder shall not be bound by any amendment to or modification of Section 6.02 of the Merger Agreement to the extent such amendment or modification is adverse to such Stockholder.  Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company or its Representatives is permitted to take certain actions set forth in Section 6.02 of the Merger Agreement with respect to an Acquisition Proposal, each Stockholder may (and may permit its Affiliates and Representatives to) take such actions and participate in discussions and negotiations with any person making an Acquisition Proposal (or its Representatives) with respect to such Acquisition Proposal solely to the extent permitted by the Special Committee and the Company Board.

Section 4.05         Disclosure.  Each Stockholder hereby consents to (a) the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby and (b) the publication and disclosure by Parent and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Stockholder’s identity and ownership, this Agreement and the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided that Parent shall (with respect to any of its or the Company’s New Disclosures, including any New Disclosure in the Proxy Statement and any Other Required Company Filing regarding this Agreement and Merger Agreement Amendment No. 2) give each Stockholder and his, her or its legal counsel a reasonable opportunity to review and comment on such New Disclosures, and shall consider in good faith any such reasonable comments prior to any such New Disclosures being made public.  As promptly as practicable after obtaining knowledge thereof, the Stockholders shall notify Parent and the Company of any required corrections with respect to such information previously supplied by the Stockholders to Parent or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.  For purposes of this Agreement, “New Disclosures” shall refer to information or statements regarding the transactions contemplated by Merger Agreement Amendment No. 2 or this Agreement or otherwise referring to the Stockholders, the material substance of which, as of the particular date of determination, has not been included in a press release, Proxy Statement, disclosure document or other disclosure made to the public in accordance with this Agreement.  Notwithstanding anything to the contrary herein (including Section 4.09), the Stockholders shall be entitled to issue their own press release announcing Merger Agreement Amendment No. 2, this Agreement and the transactions contemplated hereby and thereby in the form attached hereto as Exhibit C.

Section 4.06         Appraisal and Dissenter’s Rights.  Each Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Mergers that such Stockholder may have with respect to the Covered Securities or any other securities of the Company or any of its Subsidiaries or any other securities exchangeable for, or convertible into, any voting securities of the Company or any of its Subsidiaries.

Section 4.07         Transaction Support Matters.

(a)          Each Stockholder shall, and shall cause each of its controlled Affiliates to, in his, her or its (as applicable) capacity as a Client (or investor in any Client), provide any consents requested by any Acquired Company in connection with the transactions contemplated by the Merger Agreement, including any Client Consents and consents to the necessary amendment of the Fund Documentation for any applicable Fund.

(b)          Each Stockholder hereby agrees not to commence any Proceeding or pursue any Claims arising out of, relating to, based upon or resulting from the Transactions or the other transactions contemplated by this Agreement or any disclosure related thereto, or to otherwise challenge the Transactions or the other transactions contemplated by this Agreement or any disclosure related thereto, in each case, prior to the Closing.  Each Stockholder hereby agrees that, upon execution of this Agreement, they will have authorized and directed counsel for the Stockholders to sign a stipulated order of dismissal with prejudice in the matter captioned In re Sculptor Capital Management, Inc. Stockholder Litigation, C.A. No. 2023-0921-SG (Del. Ch.), in the form attached hereto as Exhibit D, and that Parent may request by letter to the court submitted on behalf of the Stockholders and defendants that the court grant the stipulated order.  Promptly after the date hereof (and in any event within two (2) Business Days), each Stockholder shall withdraw any demands under Section 220 of the General Corporation Law of the State of Delaware.

(c)          At or prior to the Closing, each of the Stockholders shall deliver to Parent a duly executed counterpart signature page to the TRA Guaranty.

(d)          Each Stockholder shall use commercially reasonable efforts to cooperate with any reasonable request by Parent for assistance in soliciting agreement from a sufficient number of Partners to permit the TRA Amendment, including by executing such consents that Parent reasonably requests, or that are otherwise required under Section 7.06 of the First Amended and Restated Tax Receivable Agreement, dated as of January 12, 2009 (as amended from time to time, the “TRA”), by and among the Company, the Partners and the other parties thereto, to effect the TRA Amendment.  “TRA Amendment” means an amendment to the TRA made in accordance with Section 7.06 of the TRA that would incorporate the terms of the TRA Guaranty and effect (as determined by Parent in its sole discretion) a clarification that the Exchange Basis Schedules, Tax Benefit Schedules, Early Termination Schedules and other information required to be delivered by the Company or its affiliates under the TRA shall not include information that, in light of the Valuation Assumptions, is not relevant to the calculation of the Tax Benefit Payments or Early Termination Payments, as applicable.  Capitalized words and phrases used in this Section 4.07(d) and not defined in this Agreement shall have the meanings set forth in the TRA.

Section 4.08         Share Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Covered Securities, the terms “Covered Securities,” “New Covered Securities,” “Company Common Stock,” “New Company Common Stock” and “Operating Partnership Units” shall be deemed to refer to and include such shares or interests as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, as applicable.

Section 4.09         Standstill.  From the date hereof until the earlier of the valid termination of this Agreement and the Closing, each Stockholder agrees that none of such Stockholder, any of its Affiliates or its or its Affiliates’ Representatives will, and each Stockholder will cause each of its Affiliates and its and its Affiliates’ Representatives not to, directly or indirectly, in any manner: (i) initiate, join or support, either directly or indirectly, any Proceeding, including any derivative action brought in the name of Parent or the Company, as applicable, against or involving Parent, the Company and/or any of their respective current or former Affiliates and their and their Affiliates’ respective current or former Representatives (the Company and such Affiliates and such Representatives, and Parent’s respective current or former Affiliates and Parent’s and its Affiliates’ current or former Representatives, collectively, the “Third-Party Beneficiaries”), except for any Proceedings to enforce, this Agreement; (ii) make any communication (including any public statement) to any Third Party that does or would reasonably be expected to in any way (x) criticize, disparage, call into disrepute, defame, slander, damage or create a negative impression of any of the Transactions, Parent, the Third-Party Beneficiaries or any of their businesses, products or services, provided, this clause (ii)(x) shall in no way limit each Stockholder’s ability to make truthful and not misleading statements regarding the Transactions, Parent, the Company or the Third-Party Beneficiaries if legally required to do so by a court of competent jurisdiction in any subsequent legal proceeding or (y) trigger public disclosure obligations for Parent or the Company regarding the Transactions; (iii) agree, propose or offer to acquire, directly or indirectly, by purchase or otherwise, or direct others in the direct or indirect acquisition of, any securities issued by Parent or the Company or securities convertible into or exchangeable for the shares of Parent or the Company (or any rights decoupled from the underlying securities) or assets of Parent or the Company, or engage in any direct or indirect purchase of any derivative security, including any purchase, sale or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction with respect to any security (other than a broad-based market basket or index)) or enter into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, any securities that includes, relates to or derives any significant part of its value from a change in the market price or value of any securities of Parent or the Company; (iv) make or be the proponent of any stockholder proposal (pursuant to applicable securities laws) or seek any form of proxy with respect to the removal or replacement of the General Partner of the Operating Partnerships or with respect to the removal, election or appointment of any person to, or representation of any person on, the board of directors of Parent, the board of directors of the Company or the General Partner of the Operating Partnerships, or becoming a participant with a Third Party in any solicitation of any such proxies (including a “withhold” or similar campaign) or making statements regarding how the Stockholders intend to vote, or the reasons therefor with respect to a proposal being voted on by stockholders, or instructing or recommending to other stockholders how to vote with respect to a proposal being voted on by stockholders or otherwise communicate pursuant to applicable securities laws or conduct, or knowingly encourage, advise or influence any person or knowingly assist any person in so encouraging, advising or influencing any person with respect to conducting any type of referendum, binding or non-binding (other than such encouragement, advice or influence that is consistent with Parent’s or the Company’s management’s recommendation in connection with such matter or otherwise specifically permitted under this Agreement); (v) (A) seek, alone or in concert with others, or submit, or encourage any person or entity to seek or submit, nominations in furtherance of a “contested solicitation” for the election or removal of Parent’s directors or the Company’s directors, (B) call, seek to call or request that (or knowingly encourage any person to request that) Parent or the Company call, any special meeting of stockholders of Parent or the Company, as applicable, or (C) present, or knowingly encourage any Person to present, any matter at any meeting of stockholders of Parent or the Company; (vi) make any request for a stockholder list of materials or other books and records of Parent or the Company or their respective Affiliates under applicable statutory or regulatory provisions providing for stockholder access to books and records; (vii) form, join, act in concert with or in any way participate in any partnership, limited partnership, syndicate or other group (including, without limitation, a “group” as defined under Section 13(d) of the Exchange Act) with respect to any securities of Parent or the Company; (viii) solicit or induce, or attempt to solicit or induce, any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds or accounts with respect to which any Acquired Company provides Investment Management Services (directly or indirectly (including to any Fund in which a Person invested)) to be withdrawn from such management or other services in favor of another Person or (B) causing any Client (or investor therein) not to engage an Acquired Company to provide, directly or indirectly, Investment Management Services for any additional funds or accounts or otherwise not invest or increase an existing investment (or otherwise attempt to cause any of the foregoing to occur) in favor of another Person; (ix) otherwise divert or take away (or seek or otherwise prepare to divert or take away) any funds or investment accounts with respect to which any Acquired Company provides, directly or indirectly, Investment Management Services, in favor of another Person; or (x) enter into any arrangements, agreements or understandings with (whether written or oral), or advise, finance (through equity, debt or otherwise) or assist any Third Party to take or cause any action or make any statements inconsistent with any of the foregoing, or enter into any arrangement with any other Person that engages in any of the foregoing, or otherwise take or cause any action or make any statements inconsistent with any of the foregoing.  Without limiting the foregoing, from the date hereof until the earlier of the valid termination of this Agreement and the date that is one year after the Closing Date, Stockholders shall not make any publications or disclosures with respect to the matters contemplated herein without the prior review and consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except to the extent required by applicable Law; provided that in the case of disclosure required by law, the Stockholders shall give Parent and its legal counsel a reasonable opportunity to review and comment on such disclosures, and shall consider in good faith any such reasonable comments prior to any such disclosures being made public; provided, further, that nothing in this Agreement shall prohibit the Stockholders from responding to a comment from a Third Party if the Stockholders believe in good faith that such comment is false or misleading.  It is expressly agreed that the Third-Party Beneficiaries shall be intended third-party beneficiaries of the provisions of this Section 4.09 and, in each case, shall be entitled to enforce such provisions in the same manner and to the same extent as the parties.  The parties agree to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Section 4.09.

Section 4.10         Independent Nature of Stockholder Obligations and Rights.  The obligations of each Stockholder under this Agreement or the documents, instruments and agreements delivered in connection with the transactions contemplated hereby are several and not joint with the obligations of any other Stockholder, and such Stockholder shall not be responsible in any way for the performance or non-performance of the obligations of any other Stockholder under this Agreement.  Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.  Each Stockholder shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose.  Each Stockholder has been represented by its own separate legal counsel in its review and negotiation of this Agreement.  Parent has elected to provide all Stockholders with the same terms for the convenience of Parent and not because it was required or requested to do so by the Stockholders.

ARTICLE 5

Covenants of Parent

Section 5.01         Public Announcements.  Parent shall consult with the Stockholders before issuing any press release or public announcement with respect to the Merger Agreement or the Transactions which make reference to (a) this Agreement or the terms and conditions hereof or thereof and/or (b) the Stockholders, including by providing the Stockholders with the opportunity to review and comment upon such press release or public announcement prior to its issuance, and Parent shall consider in good faith all reasonable comments suggested by the Stockholders.  With respect to any such press release or public announcement by the Company or its Affiliates, Parent shall cooperate with the Stockholders to give the Stockholders the opportunity to review and comment thereon, and Parent shall request that the Company consider in good faith all reasonable comments suggested by the Stockholders before providing the Company with Parent’s written consent to the issuance thereof; provided that nothing in this Section 5.01 shall limit the ability of Parent or the Company to make disclosures that are not New Disclosures or that are consistent in all but de minimis respects with the prior public disclosures regarding the transactions contemplated by this Agreement and Merger Agreement Amendment No. 2.  The press release announcing Merger Agreement Amendment No. 2, this Agreement and the transactions contemplated hereby and thereby shall be issued in the form attached hereto as Exhibit E.

Section 5.02         Transaction Support Matters.  At or prior to the Closing, Parent shall deliver to the Stockholders a duly executed counterpart signature page to the TRA Guaranty.

Section 5.03         Expense Reimbursement.  Each party agrees that as good and valuable consideration for Stockholders entering into this Agreement, concurrently with the Closing, Parent or its Affiliates shall pay or cause to be paid the aggregate sum of $5,500,000 in accordance with the wire instructions provided by the Stockholders no later than two (2) Business Days prior to the Closing.

Section 5.04         No Amendments to Employment Terms.  Notwithstanding anything to the contrary set forth herein, Parent shall not, and shall not permit any of its Affiliates to, enter into any amendment, change, modification, waiver or other understanding that is more favorable in any respect to James Levin with respect to the compensation or other terms of employment of James Levin (after giving effect to the Revised Levin Agreement), in each case that is effective on or prior to March 30, 2025 (any such action, a “Prohibited CIO Compensation Change”).  For the avoidance of doubt, any amendment, change, modification, waiver or other understanding to the Revised Levin Agreement entered into on or prior to March 30, 2025 that is only effective after March 30, 2025 shall not be a Prohibited CIO Compensation Change.  In the event that such a Prohibited CIO Compensation Change has occurred, Parent shall promptly, but in any event no later than ten (10) Business Days following such Prohibited CIO Compensation Change becoming effective (such effective Prohibited CIO Compensation Change, a “Breach”), deliver written notice thereof to Stockholders.  Parent shall promptly, but in any event no later than ten (10) Business Days following delivery of such notice, pay the Stockholders, as liquidated damages, the greater of (x) $10 million or (y) 3.5 times the value of such Prohibited CIO Compensation Change (the “Liquidated Damages”) to an account designated by Daniel S. Och; provided, however, that if the value of the Prohibited CIO Compensation Change is not readily calculable, Parent and Stockholders shall engage in good faith negotiations to determine such value.  Notwithstanding anything to the contrary in this Agreement, the payment of the Liquidated Damages (if paid) shall constitute the sole and exclusive remedy of the Stockholders against Parent or the Third-Party Beneficiaries for any Claims arising out of or relating to this Section 5.04, and upon payment of the Liquidated Damages, no Stockholder shall have any Claims against Parent or the Third-Party Beneficiaries relating to or arising out of a breach or alleged breach of this Section 5.04, whether at Law or equity, in Contract, in tort or otherwise, and Parent and the Third-Party Beneficiaries shall not have any other liability relating to or arising out of a breach or alleged breach of this Section 5.04, including such Prohibited CIO Compensation Change or any other breach or alleged breach of this Section 5.04 arising on or prior to the date of the payment of such Liquidated Damages (it being agreed, for the avoidance of doubt, that (x) such payment shall not preclude Claims relating to or arising out of a Breach in respect of a Prohibited CIO Compensation Change occurring after the date of such payment of Liquidated Damages and (y) to the extent that there are multiple actions that constitute a Prohibited CIO Compensation Change that occur prior to the date of the payment of such Liquidated Damages (but for the avoidance of doubt occurring after the date of the payment of any prior payment of Liquidated Damages), the value of such actions shall be aggregated for purposes of calculating the value of such Prohibited CIO Compensation Change).  Parent hereby acknowledges and agrees that (A) this Section 5.04 is of critical value to the Stockholders; (B) damages for a Breach would be difficult, if not impossible, to determine with any certainty; and (C) the amount determined pursuant to this Section 5.04 is not a penalty but represents a reasonable approximation of the harm expected to be incurred by the Stockholders as a result of the Breach.  For the avoidance of doubt, while the Stockholders may pursue both a grant of specific performance of the type contemplated by Section 7.13 and payment of monetary damages, including payment of the Liquidated Damages, under no circumstances shall the Stockholders be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 7.13 and monetary damages, including the Liquidated Damages.

Section 5.05         Joinder to TRA Guaranty.  Promptly after the date of this Agreement, Parent shall deliver a written offer (in accordance with Section 7.01 (Notices) of the TRA) to each of the Partners (as defined in the TRA), other than Stockholders, to enter into the TRA Guaranty effective as of the Closing, which written offer shall include a consent to the TRA Amendment.  Such written offer shall be in a form agreed to by Parent and Stockholders.

ARTICLE 6

Release

Section 6.01         Release.  Effective as of the Closing, each of the parties hereto (including, for the avoidance of doubt, the Directors), on behalf of itself and each of its respective Affiliates (it being understood, for the avoidance of doubt, that the Company and its subsidiaries will only be deemed Affiliates of Parent as of the Closing) and its and its Affiliates’ respective future, current or former successors, assigns, executors, heirs, officers, directors, managers, partners, employees, advisors, attorneys, agents and representatives (collectively, “Representatives,” and such releasing parties, collectively, the “Releasing Parties”), hereby irrevocably, unconditionally, knowingly and voluntarily releases, acquits, remises, discharges and forever waives and relinquishes all Claims (as defined below) which such Releasing Party ever had, has, can have, or might have now or in the future, for, upon or by reason of any matter, cause or thing whatsoever, whether in law or in equity, against any of the parties hereto and/or any of their respective Affiliates and their and their Affiliates’ respective future, current or former Representatives (such released parties, collectively, the “Released Parties”), arising out of, relating to, based upon or resulting from, directly or indirectly, any act, omission or state of facts taken or existing at any time at or prior to the Closing, including, but not limited to, any such act, omission or state of facts with respect to the planning for, negotiations or transactions contemplated by the Merger Agreement and related agreements, any potential alternative sale of the Company, or the transactions contemplated hereby (collectively, the “Released Claims”); provided that nothing herein shall release any Claims of any Releasing Party arising after the Closing (including, without limitation, any Claims pursuant to the express terms of, or to enforce, this Agreement), and then solely to the extent arising thereafter.  Effective as of the Closing, the parties represent and agree not to, directly or indirectly, in any manner, initiate, join, pursue or support any Proceeding or Claims arising out of the Released Claims covered by this paragraph.  Notwithstanding anything in this Agreement to the contrary, this Article 6 shall not constitute a release by (i) Parent or its Affiliates (other than the Company and its subsidiaries) of any Claims it or they may have against the Company or any of its subsidiaries or any of their respective Affiliates or any of their or their Affiliates’ respective Representatives, (ii) the Company or its Affiliates of any Claims it or they may have against any of their or their Affiliates’ respective Representatives or (iii) Representatives of Parent, the Company or their respective Affiliates of any claims it or they may have against Parent, the Company or any of their respective Affiliates or any of their or their Affiliates’ respective Representatives; provided for the avoidance of doubt, the Stockholders shall not be deemed to be Affiliates or Representatives of Parent, the Company or any of their respective Affiliates or their or their Affiliates’ Representatives for purposes of this Agreement.

Section 6.02         “Claim” shall mean any actual, potential or threatened claim (including any derivative claim), counterclaim, action, investigation, arbitration or other alternative dispute resolution mechanism, appeal, inquiry, inspection, audit, examination, proceeding, cause of action in law or in equity, suit, lien, liability, debt due, sum of money, demand, accounting, damage, financial obligations, charges, rights, damages, loss, cost or expense, attorneys’ fees and liabilities of any kind or nature whatsoever, known or unknown, contingent or non-contingent, suspected or unsuspected, whether arising under state, federal or other law, or based on common law, statutory law, regulations, equity or otherwise, including, without limitation, any claim based on alleged breach of contract, breach of fiduciary duty, breach of duty of confidentiality, undue influence, incapacity, fraud, fraudulent inducement, negligent misrepresentation, unjust enrichment or other legal duty, legal fault, offense, quasi-offense or any other theory.

Section 6.03         Each Releasing Party acknowledges that the laws of certain states, including section 1542 of the California Civil Code, provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, HER OR IT WOULD HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Each Releasing Party acknowledges that such provisions are designed to protect a person from waiving Claims that it does not know exist or may exist.  Nonetheless, each Releasing Party agrees that such Releasing Party shall be deemed to waive any protections provided by such provisions to the fullest extent permitted by law and shall not institute any legal proceedings based upon, arising out of, or relating to any of the Claims released pursuant to this Article 6, whether known or unknown at the time of executing this Agreement.

Section 6.04         It is expressly agreed that the Released Parties not party hereto shall be intended third-party beneficiaries of the provisions set forth herein and, in each case, shall be entitled to enforce such provisions in the same manner and to the same extent as the parties.  The parties agree to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Article 6.

Section 6.05         Each Director is signing this Agreement solely to acknowledge that he or she is a Releasing Party and a Released Party pursuant to this Article 6, and therefore is both bound to the release provided in this Article 6 in his or her capacity as a Releasing Party, and a recipient and beneficiary of the release provided in this Article 6 in his or her capacity as a Released Party, and entitled to enforce the same.  For the avoidance of doubt, nothing in this Agreement is intended to or does release any Claim between any Director(s) or their respective Affiliates or their or their Affiliates’ respective Representatives, on the one hand, and Parent or the Company or their respective Affiliates or their or their Affiliates’ respective Representatives, on the other hand (including without limitation any claim for indemnification in any capacity).

Section 6.06         Notwithstanding anything to the contrary set forth in this Article 6, nothing herein shall be construed to release any Claims any Stockholder or any of its Representatives may have (i) related to indemnification, exculpation or director and officer liability insurance coverage (for the avoidance of doubt, the parties agree that such exception for indemnification, exculpation or director and officer liability insurance coverage shall not apply in any event to (x) any Claims brought by any Person arising from or related to the transactions contemplated by the Merger Agreement, this Agreement or the Ancillary Agreements or (y) any Claims brought by any of the Stockholders or any of their Affiliates or their or their Affiliates’ Representatives); (ii) for rights that cannot be released as a matter of law; (iii) for rights arising after the Closing in respect of periods after the Closing (including, without limitation, any claims arising after the Closing in respect of periods after the Closing pursuant to the express terms of, or to enforce, this Agreement (including Section 5.04), the Governance Agreement, dated as of February 7, 2019, by and among the Company, the Affiliates of the Company party thereto and Daniel S. Och (the “Governance Agreement”), the TRA or the TRA Guaranty, including with respect to the calculations of the payments required thereunder in respect of periods after the Closing), it being understood that this clause (iii) shall include any Claims with respect to payments owing under the TRA or TRA Guaranty in periods after the Closing in respect of tax benefits created in periods ending on or before the Closing Date, but shall not include any Claims directly or indirectly disputing information on any “Schedule” provided prior to the date hereof pursuant to the TRA; (iv) in respect of the payment of the Public Merger Consideration and LP Merger Consideration in cash in accordance with the terms and conditions of the Merger Agreement (for the avoidance of doubt, the foregoing is limited to the collection of the Public Merger Consideration and LP Merger Consideration and not to dispute the amount of such per share or per unit consideration payable under the Merger Agreement); or (v) for any right to enforce any of the claims expressly reserved hereby.  Notwithstanding anything to the contrary set forth in this Article 6, nothing herein shall be construed to release any Claims Parent, its Affiliates or any of its or their Representatives may have (i) for rights that cannot be released as a matter of law; (ii) for rights arising after the Closing in respect of periods after the Closing (including, without limitation, any claims pursuant to the express terms of, or to enforce, this Agreement (including Section 5.04), the Governance Agreement, the TRA or the TRA Guaranty, including with respect to the calculations of the payments required thereunder in respect of periods after the Closing); or (iii) for any right to enforce any of the claims expressly reserved hereby.  Notwithstanding anything to the contrary set forth in this Section 6.06, nothing in this Section 6.06 shall be construed to supersede or limit any release set forth in any other definitive agreement entered into in connection with the transactions contemplated by this Agreement.

ARTICLE 7

Miscellaneous

Section 7.01         Definitional and Interpretative Provisions.

(a)          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation”; and (vi) the word “or” shall be disjunctive but not exclusive.

(b)          Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

(c)          Words denoting natural Persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(d)          Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, terms defined in the singular have a comparable meaning when used in the plural and vice versa, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(e)          Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(f)          The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party.

(g)          The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)          All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(i)          The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement.  Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(j)          The word “breach” means (i) in the context of a breach of a representation and warranty, that such representation and warranty is not true and correct and (ii) in the context of a breach of a covenant or other obligation by a party, that such party has not complied with or performed such covenant or other obligation.

(k)          For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 7.02         Further Assurances.

(a)          Parent and the Stockholders will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

(b)          Each Stockholder, in its capacity as a holder of units in the Operating Partnerships, will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate the LP Mergers.

Section 7.03         Amendments and Waivers.

(a)          Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment shall be made to Section 4.09, Article 6 and Section 7.17 if such amendment would reasonably be expected to be materially adverse to any designated third-party beneficiary thereof.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7.04         Termination.  Solely to the extent occurring prior to the Closing, this Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, (ii) the mutual written consent of Parent and the Stockholders (or, with respect to a particular Stockholder, the mutual written consent of Parent and such Stockholder), (iii) any amendment to the Merger Agreement without the prior written consent of each Stockholder if such amendment (x) reduces the amount of, or alters the form of, the consideration to be paid to the Stockholders in the Mergers, (y) extends the End Date or (z) would reasonably be expected to be materially adverse to any Stockholder in its capacity as such, it being understood that any amendment to the contemplated consideration to be paid in connection with the consummation of the Transactions, including with respect to compensation of a named executive officer shall be deemed a materially adverse amendment to the Stockholders, (iv) there is any Prohibited CIO Compensation Change, (v) any agreements, arrangements or understandings are entered into by the Company or Parent with the Company’s named executive officers other than Mr. Levin (other than previously disclosed arrangements with the Company’s named executive officers, and other than ordinary course retention and employment arrangements with employees of the Company other than the Company’s named executive officers) or (vi) Parent withhold, withdraw, modify or qualify or propose to withhold, modify or qualify the TRA Guaranty; provided that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any Willful Breach of this Agreement occurring prior to such termination.  The obligations in Article 1 of this Agreement shall terminate upon the receipt of the Company Stockholder Approval or the failure to receive the Company Stockholder Approval which does not result in the termination of the Merger agreement pursuant to and in compliance with the terms therein (other than in connection with an adjournment or postponement of the stockholders meeting).  For the avoidance of doubt, this Agreement may not be terminated from and after the Closing.  Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto.  Notwithstanding the preceding sentence, Article 7 of this Agreement (except for Sections 7.02 and 7.03) shall survive any termination of this Agreement.  The representations, warranties and covenants of the parties hereto contained herein shall not survive the termination of this Agreement.

Section 7.05         Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to Parent in accordance with Section 9.01 of the Merger Agreement and to each of the Stockholders at the address set forth in Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice).  Each Stockholder shall be required to give Parent prompt (and in any event within 48 hours) written notice of any breaches of any representation, warranty, covenant or agreement of such Stockholder set forth in this Agreement that would prevent or delay the performance by such Stockholder of its obligations under this Agreement in any material respect.

Section 7.06         Expenses.  Except as otherwise provided in Section 5.03, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 7.07         Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Parent may transfer or assign its rights and obligations to any Affiliate of Parent.

Section 7.08         Governing Law.  This Agreement and all Proceedings (whether based on Contract, tort or otherwise) based upon, arising out of, or related to this Agreement, the Transactions, or the actions of Parent or the Stockholders in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 7.09         Jurisdiction.  Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding based upon, arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court.  Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 7.09 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 7.05.  However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on any other party in any other manner permitted by Law.

Section 7.10         Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11         Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in.PDF format or through an electronic signature service or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.  No party may raise the use of any of the foregoing methods to deliver a signature, or the fact that any signature, agreement, or instrument was transmitted or communicated through the use of any of the foregoing methods, as a defense to the formation of a contract, and each party forever waives any such defense.

Section 7.12         Severability.  If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.

Section 7.13         Remedies Cumulative; Specific Performance.  The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including any party hereto failing to take such actions as are required of it hereunder to consummate the Transactions).  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity.  Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 7.14         Entire Agreement.  This Agreement, including the exhibits attached hereto, the Merger Agreement, Merger Agreement Amendment No. 2, the TRA Guaranty and the other Ancillary Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder or thereunder.

Section 7.15         No Third-Party Beneficiaries.  Except as set forth in Section 4.09, Section 5.04, Article 6 and Section 7.17 of this Agreement, Parent and each of the Stockholders agree that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

Section 7.16         Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Securities beneficially owned by the Stockholders.  All rights, ownership and economic benefits of and relating to such Covered Securities shall remain vested in and belong to the Stockholders, and Parent shall not have any authority to direct the Stockholders in the voting or disposition of such Covered Securities except as otherwise provided herein.

Section 7.17         Confidentiality Agreement.  Each of Parent, Daniel S. Och, Harold Kelly, Jr., Richard Lyon, James O’Connor and Zoltan Varga (collectively, the “Founders”) agrees that the (i) Confidentiality Agreement, dated as of July 6, 2023 (the “Parent Confidentiality Agreement”), by and among Parent and the Founders and (ii) Confidentiality Agreement, dated as February 15, 2023 (the “Company Confidentiality Agreement” and, together with the Parent Confidentiality Agreement, the “Confidentiality Agreements”), by and among the Company and the Founders are each hereby amended to provide that the obligations under the Confidentiality Agreements shall terminate on the date that is one year after the earlier of (x) the Closing Date or (y) the valid termination of this Agreement.  It is expressly agreed that the Company shall be an intended third-party beneficiary of the provisions of this Section 7.17 and shall be entitled to enforce such provisions in the same manner and to the same extent as the parties.

Section 7.18         Headings.  The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RITHM CAPITAL CORP.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

[Signature Page to Transaction Support Agreement]

STOCKHOLDERS:

/s/ Daniel S. Och
Daniel S. Och

/s/ Harold Kelly, Jr.
Harold Kelly, Jr.

/s/ Richard E. Lyon III
Richard E. Lyon III

/s/ James O’ Connor
James O’Connor

/s/ Zoltan Varga
Zoltan Varga

[Signature Page to Transaction Support Agreement]

DANIEL OCH 2011 GST TRUST I FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

DANIEL OCH 2011 GST TRUST II FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

DANIEL OCH 2011 GST TRUST III FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

OCH CHILDREN’S TRUST 2012

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

SUSAN OCH KALVER FAMILY TRUST 2012

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

[Signature Page to Transaction Support Agreement]

JONATHAN OCH FAMILY TRUST 2012

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

NANCY G. BERNSTEIN FAMILY TRUST 2012

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

DANIEL OCH 2012 GST TRUST IV FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

DANIEL OCH 2012 GST TRUST V FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

JOSHUA OCH 2012 GST TRUST FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

[Signature Page to Transaction Support Agreement]

ALISON OCH 2012 GST TRUST FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

ANDREW J. OCH 2013 GST TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

DANIEL S. OCH 2014 DESCENDANTS’ TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

DANIEL S. OCH 2018 GST TRUST VI FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

JOSHUA A. OCH 2018 GST II FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

[Signature Page to Transaction Support Agreement]

ALISON S. OCH 2018 GST II FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

ANDREW J. OCH 2018 GST II FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

DANIEL S. OCH 2019 GST TRUST VII FAMILY TRUST

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

O’CONNOR FAMILY 2007 TRUST

By:	/s/ James O’ Connor
Name: James O’Connor
Title: Trustee

LYON FAMILY TRUST

By: Leonem Capital Partners, LLC as Investment Advisor of the Lyon Family Trust

By:	/s/ Richard E. Lyon III
Name: Richard E. Lyon III
Title: Manager

[Signature Page to Transaction Support Agreement]

DIRECTORS:

Solely for purposes of being bound by the provisions of Article 6:

/s/ Macy Engel
Marcy Engel

/s/ Bharath Srikrishnan
Bharath Srikrishnan

/s/ Charmel Maynard
Charmel Maynard

/s/ David Bonanno
David Bonanno

/s/ James Levin
James Levin

/s/ Wayne Cohen
Wayne Cohen

[Signature Page to Transaction Support Agreement]